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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                       the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): February 2, 1998

                           North American Scientific, Inc.
                 ----------------------------------------------------
                (Exact name of registrant as specified in its charter)




        Delaware                     0-26670                   51-0366422
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(State or other jurisdiction       (Commission              (I.R.S. Employer
        of incorporation)          File number)             Identification No.)



7435 Greenbush Avenue, North Hollywood, CA                     91605
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (818) 503-9201
                                                    --------------


             ___________________________________________________________
             Former name or former address, if changed since last report


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Item 5.   OTHER EVENTS

     As previously disclosed, in June 1996, an action was commenced in the United States District Court for the Eastern District of Virginia entitled BEST INDUSTRIES, INC. V. CIS BIO INTERNATIONAL, INC. ET AL., Civil Action 96-737-A. See the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1997. The plaintiff filed a motion to voluntarily dismiss the case, without prejudice, which motion was granted on December 13, 1996, subject to payment of certain costs and attorneys' fees to the Company. Upon non-payment of the assessed costs and expenses by the plaintiff, the case was dismissed with prejudice by order dated January 27, 1997. The plaintiff filed notices of appeal of the court's dismissal, the first of which was filed on January 29, 1997, and the Company filed a notice of appeal on March 7, 1997. In its appeal, the plaintiff requested various forms of relief, including the reinstatement of the plaintiff's case. Oral argument for the appeal was held on December 3, 1997. On February 2, 1998, the U.S. Court of Appeals for the Fourth Circuit issued its decision vacating the district court's dismissal with prejudice and remanding the case for a redetermination of the fees and costs to be assessed in connection with the lower court's dismissal without prejudice. The Court of Appeals did not address the merits of the plaintiff's claims. The Company continues to believe the allegations contained in the original complaint were without merit and, if the case is reinstated by the lower court or refiled by the plaintiff, the Company intends to vigorously defend such action.

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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 9, 1998       NORTH AMERICAN SCIENTIFIC, INC.
                              (Registrant)

                              By: /s/ L. Michael Cutrer
                                  -------------------------------------------
                                  Name:  L. Michael Cutrer
                                  Title: President Chief Executive Officer
                                         (Principal Executive, Financial and
                                         Accounting Officer)